Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Fourth Quarter 2011 Financial Results

Declares a Dividend of $0.29 Per Share and a $0.05 Per Share Special Dividend

BOSTON – March 8, 2012 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit” or the “Company”), a direct capital provider to middle market companies, today announced financial results for its fiscal fourth quarter ended Dec. 31, 2011. Additionally, THL Credit announced that its Board of Directors has declared a first fiscal quarter 2012 dividend of $0.29 per share and a special dividend of $0.05 per share, both payable on March 30, 2012, to stockholders of record as of March 20, 2012.

HIGHLIGHTS

($ in millions, except per share amounts)
As of Dec. 31, 2011
Portfolio results
Total assets	$277.1
Investment portfolio, at fair value	$267.0
Net assets	$267.6
Net asset value per share	$13.24
Weighted average yield on investments	14.0%

	Year ended Dec. 31, 2011	Quarter ended Dec. 31, 2011
Portfolio activity
Net investments made, at par	$144.5	$18.2
Number of new portfolio companies	14	1
Number of portfolio companies at end of period	24	24
Operating results
Total investment income	$37.4	$10.9
Net investment income	$21.0	$6.0
Net increase in net assets from operations	$24.1	$7.1
Net investment income per share	$1.04	$0.30
Dividends declared	$1.02	$0.28

“The current market environment continues to play to our direct origination and underwriting strengths,” said James K. Hunt, chief executive officer of THL Credit. “New change of control financings remain somewhat muted. However, as 2011 audits are completed, we are hopeful that this leads to a more active second quarter of investment transactions. Meanwhile, despite the slower pace in change of control activity, we continue to remain most active with recapitalizations and refinancings, many of which are driven by the debt maturity wall.”

PORTFOLIO AND INVESTMENT ACTIVITY

In the fourth quarter, THL Credit closed on $18.2 million of investments in one new company and one existing portfolio company as a follow-on investment. THL Credit also realized one prepayment in December resulting in $15.0 million of proceeds. Activity for the quarter included:

•	$13.1 million investment in the second lien term loan and mezzanine debt of Sheplers, Inc., a specialty retailer of western wear apparel, based in Wichita, KS;

•

$5.1 million follow-on investment in the senior secured term loan of T&D Solutions, LLC, a provider of maintenance and construction services for electrical transmission and distribution lines throughout the Gulf States region, based in Alexandria, LA; and

•

Realization in full of the investment in Anytime Worldwide, LLC (“Anytime”). Anytime refinanced its capital structure resulting in the prepayment of THL Credit’s $12.9 million senior secured loan at par plus a prepayment premium and the monetization of THL Credit’s equity position generating a $1.0 million capital gain. The capital gain attributable to this investment will be distributed as a special $0.05 per share dividend on March 30, 2012 to shareholders of record March 20, 2012.

These transactions bring the total fair value of THL Credit’s investment portfolio to $267.0 million across 24 portfolio companies at the end of the year. As of Dec. 31, 2011, the weighted average yield of the debt and income-producing fund interests in the investment portfolio at their current cost basis was 14.0 percent. The weighted average yield on the debt investments alone at their current cost basis was 13.8 percent.

As of Dec. 31, 2011, THL Credit’s investment portfolio at fair value was allocated 34 percent in first lien debt including unitranche investments, 22 percent in second lien debt, 38 percent in subordinated debt, 5 percent in income-producing fund interests and 1 percent in equity.

This compares to its portfolio as of Dec. 31, 2010, which had a fair value of $153.5 million allocated 23 percent in first lien debt, 22 percent in second lien debt, 44 percent in subordinated debt, 8 percent in income-producing fund interests and 3 percent in equity. The weighted average yield of the debt and income-producing fund interests in the investment portfolio at their cost basis as of Dec. 31, 2010, was 16.6 percent. The weighted average yield on the debt investments alone at their cost basis as of Dec. 31, 2010, was 15.8 percent.

RESULTS OF OPERATIONS

Investment income

Total investment income for the three months ended Dec. 31, 2011 and 2010 was $10.9 million and $5.8 million, respectively, and consisted of $10.3 million and $5.7 million of interest income (which included $0.8 million and $0.4 million, respectively, of PIK interest and $0.5 million and $0.0 million, respectively, of prepayment premiums), and $0.6 million and $0.1 million of other income.

Total investment income for the years ended Dec. 31, 2011 and 2010 was $37.4 million and $12.3 million, respectively, and consisted of $34.9 million and $12.3 million of interest income (which included $2.6 million and $0.9 million, respectively, of PIK interest and $1.1 million and $0.0 million, respectively, of prepayment premiums), $0.3 million and $0.0 million of dividend income, and $2.2 million and $0.1 million of other income (which includes $1.8 million and $0.0 million, respectively, of fees related to THL Credit’s portfolio company, THL Credit Greenway Fund LLC).

The increase in the investment income compared to the same periods in prior years is due to the growth of THL Credit’s investment portfolio and a partial year of results for the same period in the prior year due to the timing of THL Credit’s initial public offering in April 2010.

Expenses

Operating expenses for the three months ended Dec. 31, 2011 and 2010 were $4.9 million and $2.3 million, respectively. Base management fees for the same periods were $1.0 million and $1.0 million; incentive fees totaled $1.8 million and $0.0 million; administrator and other expenses totaled $1.5 million and $1.3 million; and fees and expenses related to THL Credit’s credit facility totaled $0.6 million and $0.0 million, respectively.

Operating expenses for the years ended Dec. 31, 2011 and 2010 were $16.4 million and $6.3 million, respectively. Base management fees for the same periods were $4.0 million and $2.7 million; incentive fees totaled $4.8 million (including $0.8 million of charges to reflect the accounting for potential capital gains incentive fee that would be payable to the Company’s investment adviser for the quarter as if all unrealized appreciation in the Company’s investment portfolio were instead realized) and $0.0 million (as the Company had not yet achieved the minimum hurdle rate related to pre-incentive fee net investment income nor had it any realized capital gains); administrator and other expenses totaled $5.9 million and $3.6 million; and fees related to THL Credit’s credit facility totaled $1.7 million and $0.0 million, respectively.

The increase in expenses is due to the growth in the investment portfolio, which is in part related to the partial quarter of results for the same period in the prior year due to the timing of THL Credit’s initial public offering in April 2010.

Net investment income

Net investment income totaled $6.0 million and $3.5 million, or $0.30 and $0.17 per share, for the three months ended Dec. 31, 2011 and 2010, respectively.

Net investment income totaled $21.0 million and $6.0 million, or $1.04 and $0.31 per share, for the years ended Dec. 31, 2011 and 2010, respectively.

Net realized gains

Net realized gains from the monetization of the Company’s equity holdings in Anytime totaled $1.0 million, or $0.05 per share, for both the three months ended and year ended Dec. 31, 2011.

There were no realized gains or losses for the three month period and year ended Dec. 31, 2010.

Net change in unrealized appreciation on investments

For the three months ended Dec. 31, 2011 and 2010, THL Credit’s investment portfolio had a net change in unrealized appreciation of $0.1 million and $0.6 million, respectively. As of Dec. 31, 2011 and 2010, net unrealized appreciation on investments was $3.9 million and $1.8 million, respectively.

For the years ended Dec. 31, 2011 and 2010, THL Credit’s investment portfolio had a net change in unrealized appreciation of $2.1 million and $1.8 million, respectively.

The change in the net change in unrealized appreciation compared to the prior periods was driven primarily by the liquidation of portfolio investments and changes in capital market conditions, and in the financial performance of certain portfolio companies.

Net increase in net assets resulting from operations

Net increase in net assets resulting from operations totaled $7.1 million and $4.1 million, or $0.35 and $0.20 per share, respectively, for the three months ended Dec. 31, 2011 and 2010, respectively.

Net increase in net assets resulting from operations totaled $24.1 million and $7.8 million, or $1.20 and $0.39 per share, respectively, for the years ended Dec. 31, 2011 and 2010, respectively.

This increase in net assets from operations is due to the continued growth in net investment, which is a result of THL Credit’s growing investment portfolio.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of Dec. 31, 2011, THL Credit had cash of $5.6 million. THL Credit’s liquidity and capital resources are derived from its credit facility and cash flows from operations, including investment sales and repayments, and income earned. Its primary use of funds from operations includes making investments in portfolio companies and funding operating expenses it incurs. THL Credit used, and expects to continue to use, these capital resources, together with proceeds from turnover within the portfolio and from future public and private offerings of securities, to finance its investment objectives. THL Credit has a shelf registration statement filed with the SEC on Form N-2 in anticipation of future capital raises.

At Dec. 31, 2011, THL Credit had $5.0 million in outstanding borrowings on its credit facility with a weighted average interest rate of 3.81 percent, exclusive of the fee on undrawn commitments. THL Credit borrowed $28.5 million under its revolving credit facility for the year ended Dec. 31, 2011 and repaid $23.5 million funds before the end of the year from proceeds received from the Anytime and SiVance, LLC prepayments.

For the year ended Dec. 31, 2011, THL Credit’s operating activities used cash of $87.2 million primarily in connection with the purchase of investments, and its financing activities used cash of $17.4 million primarily for the payment of distributions to shareholders.

For the year ended Dec. 31, 2010, THL Credit’s operating activities used cash of $83.5 million primarily in connection with the purchase of investments, and its financing activities provided cash of $193.6 million primarily from its initial public offering.

CONFERENCE CALL

THL Credit will host a conference call to discuss these results on March 9, 2012, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 50734464. THL Credit will also broadcast the conference call live via its website at www.thlcredit.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 1, 2012, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 50734464. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

THL Credit’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.thlcredit.com.

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2011	December 31, 2010

Assets

Investments at fair value:
Non-controlled, non-affiliated investments (cost of $263,100,758 and $151,768,790, respectively)	$266,981,836	$153,529,179
Non-controlled, affiliated investments (cost of $10,864 and $0, respectively)	11,496	—

Total investments at fair value (cost of $263,111,622 and $151,768,790, respectively)	266,993,332	153,529,179

Cash and cash equivalents	5,572,753	110,140,711

Deferred financing costs	1,860,484	—

Interest receivable	1,440,057	632,368

Due from affiliate	511,842	—

Receivable for paydown of investment	258,621	—

Deferred offering costs	327,267	—

Prepaid expenses and other assets	185,075	86,917

Total assets	$277,149,431	$264,389,175

Liabilities

Loans payable	$5,000,000	$—

Accrued incentive fees	2,689,030	—

Base management fees payable	1,013,048	979,316

Dividends payable	—	2,987,416

Accrued expenses	471,481	226,174

Due to affiliate	20,597	14,250

Accrued administrator expenses	338,569	166,250

Total liabilities	9,532,725	4,373,406

Net Assets

Preferred stock, par value $0.001 per share, 100,000,000 preferred shares authorized, no preferred shares issued and outstanding	—	—

Common stock, par value $0.001 per share, 100,000,000 common shares authorized, 20,220,200 and 19,916,107 shares issued and outstanding at December 31, 2011 and 2010, respectively	20,220	19,916

Paid-in capital in excess of par	262,289,351	258,310,016

Net unrealized appreciation on investments	3,881,710	1,760,389

Accumulated net realized gain	917,830	—

Accumulated undistributed net investment income (loss)	507,595	(74,552)

Total net assets	267,616,706	260,015,769

Total liabilities and net assets	$277,149,431	$264,389,175

Net asset value per share	$13.24	$13.06

THL CREDIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2011	For the year ended December 31, 2010	For the period from May 26, 2009 (inception) through December 31, 2009
Investment Income:
From non-controlled, non-affiliated investments:
Interest income	$34,903,428	$12,260,072	$—
Other income	415,529	65,360	—
Dividend income	279,676	—	—
From non-controlled, affiliated investments:
Other income	1,809,994	—	—

Total investment income	37,408,627	12,325,432	—

Expenses:
Base management fees	4,011,897	2,696,647	—
Incentive fee	4,790,457	—	—
Administrator expenses	2,871,778	1,715,694	—
Professional fees	1,092,364	649,249	—
Credit facility interest and fees	1,043,070	—	—
Other general and administrative expenses	815,548	291,132	—
Amortization of deferred financing costs	687,069	—	—
Directors’ fees	535,000	389,625	—
Insurance expenses	526,927	532,244	—
Organizational expenses	—	20,000	171,593

Total expenses	16,374,110	6,294,591	171,593

Net investment income (loss)	21,034,517	6,030,841	(171,593)
Realized and Unrealized Gain on Investments:
Net realized gain on non-controlled, non-affiliated investments	979,643	—	—
Net change in unrealized appreciation on:
Non-controlled, non-affiliated investments	2,120,689	1,760,389	—
Non-controlled, affiliated investments	632	—	—

Net change in unrealized appreciation	2,121,321	1,760,389	—

Net realized and unrealized gain from investments	3,100,964	1,760,389	—

Net increase (decrease) in net assets (deficit) resulting from operations	$24,135,481	$7,791,230	$(171,593)

Net investment income (loss) per common share:
Basic and diluted	$1.04	$0.31	$(25.61)
Net increase in net assets (deficit) resulting from operations per common share:
Basic and diluted	$1.20	$0.39	$(25.61)
Weighted average shares of common stock outstanding:
Basic and diluted	20,167,092	19,762,756	6,700

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles and Houston. THL Credit invests primarily in junior capital securities, including subordinated debt and second lien secured debt, which junior capital may include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit may also selectively invest in first lien secured loans. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080

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